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                                                                      Exhibit 12

                        ERP OPERATING LIMITED PARTNERSHIP
                             CONSOLIDATED HISTORICAL
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

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                                                                           HISTORICAL
                                          ------------------------------------------------------------------------------------------
                                           09/30/01     09/30/00     12/31/00      12/31/99      12/31/98     12/31/97    12/31/96
                                          ------------------------------------------------------------------------------------------
                                                                      (Amounts in thousands)
Income before allocation to Minority
  Interests, income from investments in
  unconsolidated entities, net gain on
  sales of real estate, extraordinary
  items and cummulative effect of change
  in accounting principle                 $  237,159   $  275,743   $   380,613   $   319,842   $  251,927   $  176,014   $  97,033

  Interest and other financing costs         287,329      285,337       382,946       337,189      246,585      121,324      81,351
  Amortization of deferred financing
   costs                                       4,338        4,063         5,473         4,084        2,757        2,523       4,242
  Income from investments in
   unconsolidated entities
   (cash basis)                               20,252       14,589        18,051         7,125        2,039            -           -
                                          -----------  -----------  ------------  ------------  -----------  -----------  ----------

EARNINGS BEFORE COMBINED FIXED CHARGES
  AND PREFERRED DISTRIBUTIONS                549,078      579,732       787,083       668,240      503,308      299,861     182,626

  Preferred distributions                     81,759       83,597       111,941       113,196       92,917       59,012      29,015
                                          -----------  -----------  ------------  ------------  -----------  -----------  ----------

EARNINGS BEFORE COMBINED FIXED CHARGES    $  467,319   $  496,135   $   675,142   $   555,044   $  410,391   $  240,849   $ 153,611
                                          ===========  ===========  ============  ============  ===========  ===========  ==========

  Earnings before combined fixed charges
   and preferred distributions               549,078      579,732       787,083       668,240      503,308      299,861     182,626
  Depreciation/amortization                  343,866      335,607       451,344       408,688      301,869      156,644      93,253
  Non-real estate depreciation                (4,787)      (5,830)      (12,093)       (7,231)      (5,361)      (3,118)     (2,079)
  Depreciation from Unconsolidated and
   Partially Owned Properties                  6,989         (193)        1,244         1,009          183            -           -
  Impairment on furniture rental business     60,000            -             -             -            -            -           -
  Impairment on technology investments         7,968            -         1,000             -            -            -           -
  Allocation to Minority Interests-
   Partially Owned Properties                  1,523         (145)          132             -            -            -           -
                                          -----------  -----------  ------------  ------------  -----------  -----------  ----------

FUNDS FROM OPERATIONS BEFORE COMBINED
  FIXED CHARGES AND PREFERRED
  DISTRIBUTIONS                           $  964,637   $  909,171   $ 1,228,710   $ 1,070,706   $  799,999   $  453,387   $ 273,800
                                          ===========  ===========  ============  ============  ===========  ===========  ==========

  Interest and other financing costs      $  287,329      285,337   $   382,946   $   337,189   $  246,585   $  121,324   $  81,351
  Amortization of deferred financing
   costs                                       4,338        4,063         5,473         4,084        2,757        2,523       4,242
  Interest capitalized for real estate
   under construction                          2,159          827         1,325         1,493        1,620            -           -
                                          -----------  -----------  ------------  ------------  -----------  -----------  ----------

TOTAL COMBINED FIXED CHARGES                 293,826      290,227       389,744       342,766      250,962      123,847      85,593

  Preferred distributions                     81,759       83,597       111,941       113,196       92,917       59,012      29,015

                                          -----------  -----------  ------------  ------------  -----------  -----------  ----------
TOTAL COMBINED FIXED CHARGES
  AND PREFERRED DISTRIBUTIONS             $  375,585   $  373,824   $   501,685   $   455,962   $  343,879   $  182,859   $ 114,608
                                          ===========  ===========  ============  ============  ===========  ===========  ==========

RATIO OF EARNINGS BEFORE COMBINED FIXED
  CHARGES AND PREFERRED DISTRIBUTIONS
  TO TOTAL COMBINED FIXED CHARGES               1.59         1.71          1.73          1.62         1.64         1.94        1.79
                                          ===========  ===========  ============  ============  ===========  ===========  ==========

RATIO OF EARNINGS BEFORE COMBINED FIXED
  CHARGES AND PREFERRED DISTRIBUTIONS
  TO TOTAL COMBINED FIXED CHARGES AND
  PREFERRED DISTRIBUTIONS                       1.46         1.55          1.57          1.47         1.46         1.64        1.59
                                          ===========  ===========  ============  ============  ===========  ===========  ==========

RATIO OF FUNDS FROM OPERATIONS BEFORE
  COMBINED FIXED CHARGES AND PREFERRED
  DISTRIBUTIONS TO TOTAL COMBINED FIXED
  CHARGES AND PREFERRED DISTRIBUTIONS           2.57         2.43          2.45          2.35         2.33         2.48        2.39
                                          ===========  ===========  ============  ============  ===========  ===========  ==========
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